Exhibit 10.3
AMENDMENT NO. 2 TO EXECUTIVE SEVERANCE AGREEMENT
This Amendment No. 2 to Executive Severance Agreement (this “Amendment”), by and between Teladoc Health, Inc., a Delaware corporation (“Teladoc” or the “Company”), and Ms. Mala Murthy, an individual resident in the State of New York (“Executive”), is made as of June 6, 2024.
Recitals
A.Teladoc and Executive are parties to that certain Executive Severance Agreement, dated as of June 24, 2019, as amended by Amendment No. 1 to the Executive Severance Agreement, dated October 29, 2019 (the “Severance Agreement”).
B.Teladoc and Executive are parties to that certain letter agreement, dated April 1, 2024, setting forth certain terms and conditions relating to Executive’s service to the Company as Interim Chief Executive Officer (the “Interim CEO Agreement”), including a requirement to amend the Severance Agreement to provide certain compensation protections upon Executive ceasing to serve as Interim Chief Executive Officer (the “Compensation Protections”).
C.Teladoc and Executive desire to make certain changes to the Severance Agreement to provide for the Compensation Protections, as set forth in this Amendment.
Terms and Conditions
In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.  Amendments.
1.1.  Except as otherwise set forth in this Amendment, capitalized terms have the meaning given them in the Severance Agreement.
1.2.  Section 2(a) of the Severance Agreement is hereby amended, as follows:
The word “and” at the end of Section 2(a)(iv) shall be deleted;
Section 2(a)(v) is hereby deleted in its entirety and replaced with the following:
(v)        (x) In the event of a Qualifying Termination described in this Section 2(a) that does not occur within two (2) years following the date Executive ceases to serve as Interim Chief Executive Officer (such date, the “CEO Succession Date”), all unvested equity or equity-based awards granted to Executive under any and all equity compensation plans of the Company that were scheduled to vest within six (6) months after the date of Executive’s termination or resignation shall become immediately vested as to time, with any such awards that are subject to performance-based vesting conditions remaining eligible to vest to the extent the performance conditions are satisfied during such six-month period (provided that nothing in this Section 2(a) shall operate to extend the term, if any, of an award beyond the final expiration date provided in the applicable award agreement); and
        (y) In the event of a Qualifying Termination described in this Section 2(a) that occurs within two (2) years following the CEO Succession Date, solely to the extent application of this Section 2(a)(v)(y) would result in vesting of Executive’s equity or equity-based awards in an amount greater than the vesting provisions of Section 2(a)(v)(x) above (for the avoidance of doubt, Section 2(a)(v)(x) above will apply if it provides the greater vesting amount), (w) all unvested equity or equity-based awards granted to Executive under any and all equity compensation plans of the Company that were scheduled to time vest on or prior to the second anniversary of the CEO Succession Date (such second anniversary, the “Target Date”) shall become immediately vested as to time, (x) any such equity or equity-based awards that are also subject to performance-based vesting conditions shall remain eligible to vest to the extent the performance conditions are satisfied on or prior to the Target Date, (y) any equity award that is a vested stock option shall remain exercisable until 90 days following the Target Date, and (z) any equity or equity-based awards that do not vest under clauses (w) and (x) shall remain outstanding through the Target Date and shall be eligible to vest solely in the event of a Change of Control on or prior to the Target Date resulting in the common stock of the Company (or its successor or ultimate parent entity, as applicable) ceasing to be publicly traded on a national securities exchange, with such vesting determined pursuant to each applicable award agreement as if Executive has continued employment through the date of such Change of Control (provided that nothing in this Section 2(a) shall operate to extend the term, if any, of an award beyond the final expiration date provided in the applicable award agreement); and

A new Section 2(a)(vi) shall be inserted immediately following Section 2(a)(v):
(vi)    Solely in the event a Qualifying Termination described in this Section 2(a) occurs within two (2) years following the CEO Succession Date, Executive shall receive, within 60 days following such Qualifying Termination, a lump sum payment equal to the sum of (w) the Base Salary (determined as of immediately prior to the termination date) Executive would have received from the termination date through the Target Date had Executive continued employment through the Target Date, (x) an amount equal to two times (2X) Executive’s target annual bonus (determined as of immediately prior to the termination date) multiplied by a fraction, the numerator of which is the number of days between the termination date and the Target Date and the denominator of which is 730, (y) an amount equal to two times (2X) Executive’s target annual equity grant (determined as of immediately prior to the termination date, based on grant date fair value) multiplied by a fraction, the numerator of which is the number of days between the termination date and the Target Date and the denominator of which is 730, and (z) an amount equal to the employer-paid portion of the monthly premiums under the Company group health plans (medical, dental or vision) Executive participated in immediately prior to termination, multiplied by the number of full calendar months between the termination date and the Target Date.
1.3.  Section 2(b) of the Severance Agreement is hereby amended, as follows:
2

The period at the end of Section 2(b)(viii) shall be deleted and replaced with “; and”;
A new Section 2(b)(viii) shall be inserted immediately following Section 2(b)(vii):
(viii)    Solely in the event a Qualifying Termination described in this Section 2(b) occurs within two (2) years following the CEO Succession Date, Executive shall receive, within 60 days following such Qualifying Termination, a lump sum payment equal to the sum of (w) the Base Salary (determined as of immediately prior to the termination date) Executive would have received from the termination date through the Target Date had Executive continued employment through the Target Date, (x) an amount equal to two times (2X) Executive’s target annual bonus (determined as of immediately prior to the termination date) multiplied by a fraction, the numerator of which is the number of days between the termination date and the Target Date and the denominator of which is 730, (y) an amount equal to two times (2X) Executive’s target annual equity grant (determined as of immediately prior to the termination date, based on grant date fair value) multiplied by a fraction, the numerator of which is the number of days between the termination date and the Target Date and the denominator of which is 730, and (z) an amount equal to the employer-paid portion of the monthly premiums under the Company group health plans (medical, dental or vision) Executive participated in immediately prior to termination, multiplied by the number of full calendar months between the termination date and the Target Date.
2.  Other Provisions. Except as expressly set forth above, each and every provision of the Severance Agreement shall remain unchanged and in full force and effect.
3.  Agreement and Acknowledgment. The parties hereto intend for this Amendment to fully satisfy the Company’s obligations in the Interim CEO Agreement set forth in the last paragraph under the header “Compensation”. Following Execution of this Amendment, Executive shall have no rights under such paragraph except as expressly provided herein.
4.  General Provisions. The provisions of Section 8 of the Severance Agreement shall govern this Amendment, to the fullest extent applicable and are hereby incorporated into this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.
MS. MALA MURTHY,
An individual resident in the State of New York
/s/ Mala Murthy____________________________
TELEDOC HEALTH, INC.,
a Delaware corporation
By:    /s/ Adam C. Vandervoort
Name:    Adam C. Vandervoort
Title:    Chief Legal Officer

[Signature Page to Amendment No. 2 to Executive Severance Agreement]